Exhibit 5.1



                                 BRYAN CAVE LLP
                             One Metropolitan Square
                           211 N. Broadway, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000
                            facsimile: (314) 259-2020

 DENIS P. MCCUSKER                                         INTERNET ADDRESS
DIRECT DIAL NUMBER                                      DMCCUSKER@BRYANCAVE.COM
  (314) 259-2455

                               September 11, 2000

Board of Directors
Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida  33480

Ladies and Gentlemen:

We are acting as counsel for Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), in connection with the preparation and filing of this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4, File No. 333-38068 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 1,904,363 shares of the Company's common stock, $.001 par value per share, issuable under the Digital Angel.Net Inc. Stock Option Plan, as amended, the Digital Angel.Net Inc. Consultants Stock Option Plan, as amended, and the Digital Angel.Net Inc. Amended and Restated Nonemployee Director Stock Option Plan, as amended (collectively, the "Plans").

     In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Articles of Incorporation and Bylaws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon and subject to the foregoing, it is our opinion that the 1,904,363 shares of common stock of the Company covered by the Registration Statement, when issued on exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     This opinion is not rendered with respect to any laws other than the laws of the State of Missouri, and the Federal law of the United States. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,

                                           /s/ BRYAN CAVE LLP